UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

Chordiant Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (04-05)
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20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Chordiant Software, Inc., a Delaware corporation. The meeting will be held on ______ __, 2007 at 1:00 p.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, for the following purposes:

1.
To consider and act upon a proposed amendment to the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1, without further approval or authorization of the Company’s stockholders; and.

2.	To consider any and all other matters that may properly come before the special meeting or any adjournments thereof.

The enclosed proxy statement is being issued in connection with the solicitation of a proxy by the Board of Directors for use at the special meeting. Please read the attached proxy statement carefully.

You are entitled to notice of, and to vote at, the special meeting, or any adjournments or postponements thereof, only if you were a stockholder of record at the close of business on __________, 2006. A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders for any purpose germane to the meeting, during regular business hours, for a period of ten days prior to the meeting, at the meeting place.

Your vote is important. Whether or not you expect to attend the special meeting in person, please complete, date, sign and return the enclosed proxy, using the enclosed prepaid envelope or vote over the telephone or the Internet in accordance with the instructions set forth on the proxy card, as promptly as possible in order to ensure your representation at the meeting. If you vote by telephone or Internet, you do not need to return the proxy card. Even if you have voted by proxy, if you attend the special meeting in person, you may revoke your proxy and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and Secretary

Cupertino, California
___________, 2007

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

______________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
 TO BE HELD ON __________ __, 2007
______________________

Notice is hereby given that a special meeting of the stockholders of Chordiant Software, Inc., a Delaware corporation, will be held on ________ __, 2007 at 1:00 p.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, for the following purposes:

1.
To consider and act upon a proposed amendment to the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1, without further approval or authorization of the Company’s stockholders; and.

2.	To consider any and all other matters that may properly come before the special meeting or any adjournments thereof.

The enclosed proxy statement is being issued in connection with the solicitation of a proxy by the Board of Directors for use at the special meeting. Please read the attached proxy statement carefully.

You are entitled to notice of, and to vote at, the special meeting, or any adjournments or postponements thereof, only if you were a stockholder of record at the close of business on __________, 2007. A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders for any purpose germane to the meeting, during regular business hours, for a period of ten days prior to the meeting, at the meeting place.

Your vote is important. Whether or not you expect to attend the special meeting in person, please complete, date, sign and return the enclosed proxy, using the enclosed prepaid envelope or vote over the telephone or the Internet in accordance with the instructions set forth on the proxy card, as promptly as possible in order to ensure your representation at the meeting. If you vote by telephone or Internet, you do not need to return the proxy card. Even if you have voted by proxy, if you attend the special meeting in person, you may revoke your proxy and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and Secretary

Cupertino, California
___________, 2007

This proxy statement and the accompanying form of proxy are being sent to our stockholders in connection with our solicitation of proxies for use at the special meeting of our stockholders to be held on ________ __, 2007 or at any adjournments or postponements of the special meeting.

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

________________________

PROXY STATEMENT FOR THE
CHORDIANT SOFTWARE, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _________ __, 2007
________________________

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chordiant Software, Inc. (referred to as “Chordiant” or “ we” or “ us” or the “Company”) is soliciting your proxy to vote at a special meeting of our stockholders, which will take place on _________ __, 2007. You are invited to attend the special meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about __________, 2007 to all stockholders of record entitled to vote at the special meeting.

Who can vote at the special meeting of stockholders?

Only stockholders of record at the close of business on __________, 2007 will be entitled to vote at the special meeting. On this record date, there were __________ shares of common stock outstanding and entitled to vote. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Information About Chordiant Security Ownership” on pages xx-xx of this proxy statement.

Stockholder of Record: Shares Registered in Your Name

If on ____________, 2007 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on __________, 2007 your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

You are being asked to consider and approve a proposed amendment to the Company’s certificate of incorporation to effect a reverse ~~stock~~ split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1, without further approval or authorization of the Company’s stockholders. The Company’s Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the best interests and recommending to the stockholders of the Company for approval, an amendment to the Company’s certificate of incorporation to effect the reverse split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1.

We will also transact any other business that properly comes before the special meeting.

What are the recommendations of Chordiant’s Board of Directors on the matters scheduled for a vote?

The Board of Directors unanimously recommends that the stockholders vote FOR the approval of proposed amendment to the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1, without further approval or authorization of the Company’s stockholders.

With respect to any other matter that properly comes before the special meeting, the proxy holders will vote in accordance with their judgment on such matter.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

To vote in person, come to the special meeting and we will give you a ballot when you arrive.

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

To vote over the telephone, please refer to the phone number printed on the enclosed proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on ________ __, 2007 to be counted.

To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on _________ __, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of __________, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the proposal to approve a proposed amendment to the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1, without further approval or authorization of the Company’s stockholders. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•
You may send a written notice via certified or registered mail that you are revoking your proxy to our Corporate Secretary, Derek P. Witte, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

•	You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” and “Abstain” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for the proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The proposal to amend the Company’s certificate of incorporation to effect a reversesplit of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1 is considered a non-discretionary item.

How many votes are needed to approve the proposal?

Approval and adoption of the proposed amendment to our certificate of incorporation to effect a reverse  split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1 requires the affirmative vote of at least a majority of our issued and outstanding shares of common stock. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were __________ shares outstanding and entitled to vote. Thus, ________ shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker bank or other nominee) or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the special meeting?

We will announce preliminary voting results at the special meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To assist us in soliciting proxies, we have retained The Altman Group, a proxy soliciting firm, and we have agreed to pay The Altman Group a fee of $5,500, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its services. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of Chordiant stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

Will other matters be voted on at the special meeting?

We are not aware of any other matters to be presented at the special meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Who should I contact if I have questions?

If you have any questions, need additional copies of the proxy materials, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Stockholders Call Toll-Free:
888-
Banks and Brokers Call Collect:
212-

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL 1
TO  APPROVE A PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE  SPLIT OF OUR COMMON STOCK WHEREBY EACH OUTSTANDING TWO AND ONE HALF (2.5) SHARES OF COMMON STOCK WOULD BE COMBINED INTO AND BECOME ONE (1) SHARE OF COMMON STOCK

UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE NUMBERS, SHARE PRICES AND PER SHARE AMOUNTS IN THIS PROXY STATEMENT DO NOT GIVE EFFECT TO THE REVERSE SPLIT

General

The Company’s Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the best interests and recommending to the stockholders of the Company for approval, a proposed amendment to the Company’s Certificate of Incorporation, the form of amendment which is attached to this proxy statement as Appendix A (the “Proposed Amendment”), to effect a reverse split of our common stock, or Reverse Split. Pursuant to the Proposed Amendment, each outstanding two and one half (2.5) shares of common stock would be combined into and become one share of common stock. To avoid the existence of fractional shares of our common stock, stockholders who would otherwise be entitled to receive fractional shares of our common stock as a result of the Reverse Split will receive a cash payment in lieu thereof. As of __________, 2007, we had __________ shares of common stock issued and outstanding. Based on the number of shares of our common stock currently issued and outstanding, immediately following the completion of the reverse  split, we would have approximately 32 million shares of our common stock issued and outstanding (without giving effect to the cash payment in lieu of fractional shares). The number of authorized shares of the Company will not be changed.

The Board of Directors will determine the actual timing for the filing of the Proposed Amendment to effect the Reverse Split with the Secretary of State of the State of Delaware after the special meeting. We currently anticipate that if the Proposed Amendment is approved by stockholders at the special meeting, we will file the Proposed Amendment as soon as reasonably practicable, provided that our common stock is then listed on The NASDAQ Stock Market, and we are then in compliance with Marketplace Rule 4310(c)(14). The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the filing of the Proposed Amendment to effect the Reverse Split with the Secretary of State of the State of Delaware if the Board of \Directors determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. If the Reverse Split is approved by the stockholders but is subsequently not implemented by the Board of Directors by December 31, 2007, then the Proposed Amendment shall be deemed abandoned, without any further effect.

In July 2006, the Board of Directors initiated a review of our historical stock option grant practices and appointed the Audit Committee to oversee the investigation. As a result, the Company was unable to file its quarterly report on Form 10-Q for the quarter ended June 30, 2006. On August 14, 2006, we received a letter from The NASDAQ Stock Market, Listing Qualifications Department advising us that, as a result of our failure to file our quarterly report with the Securities and Exchange Commission, we were out of compliance with Marketplace Rule 4310(c)(14) and that our stock would be delisted if we did not appeal the staff’s determination, which we did, requesting an extension of time to file our delinquent quarterly report during the pendency of the Audit Committee’s review. The NASDAQ Stock Market granted our request for an extension until December 29, 2006.

During the course of the Audit Committee’s review, which is now complete, the Audit Committee reached the conclusion that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), the correct measurement dates for certain stock option grants made by us during the period 2000 to 2006 differ from the grant dates previously used by us to account for such option grants and the Board of Directors determined that non-cash stock-based compensation expense should have been recorded with respect to those stock option grants and recognized over the vesting period of the options, and that the amount of such additional non-cash expense for the period 2001 through 2006 is expected to be approximately $8 million. The Company is continuing its review of factors that may have led to incorrect measurement dates.

On November 26, 2006, the Board of Directors, upon the recommendation of the Audit Committee and management, after considering the quantitative and qualitative analysis prepared by management relating to these issues, concluded that we should restate our historical financial statements for the years ended December 31, 2001, 2002 and 2003, the nine-month period ended September 30, 2004, the fiscal year ended September 30, 2005, and the quarters ended December 31, 2005 and March 31, 2006 because the differences were deemed to be material. We must amend certain of our previously filed periodic reports, as well as file our Form 10-Q for the quarter ended June 30, 2006 prior to the deadline imposed by The NASDAQ Stock Market. If we are unable to meet such deadline, we intend to seek an additional extension of time from the NASDAQ Listing Qualifications Panel. No assurance can be made that we will be granted an additional extension. If the Listing Qualifications Panel does not grant our request, our common stock will be delisted, and we will not file the Proposed Amendment to effect the Reverse Split until such time as our common stock is once again listed for trading on The NASDAQ Stock Market.

Approval of the Proposed Amendment requires the affirmative vote of at least a majority of our outstanding shares of common stock.

Purpose of the Proposed Amendment

The primary purpose for effecting the Reverse Split is to increase the per share trading price of our common stock and decrease the number of outstanding shares of our common stock so as to:

•
bring the share price of our common stock, along with the number of shares of our common stock outstanding, to a range more appropriate for a NASDAQ listed company and more in line with other enterprise software companies with comparable market capitalization;

•	broaden the pool of investors that are interested in investing in the Company by attracting new investors who would prefer not to invest in shares that trade at low, single-digit share prices;

•	make our common stock a more attractive investment to institutional investors; and

•	illustrate more effectively the impact of our operational efforts and cost reductions by enhancing the visibility of any changes to our reported earnings per share.

In determining to authorize the Proposed Amendment, and in light of the foregoing, our Board of Directors considered, among other things, that a sustained higher per share price of our common stock, which should result from the Reverse Split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company, possibly increasing the trading volume and liquidity of our common stock. Our Board of Directors has determined that investors who would otherwise be potential investors in our common stock would prefer to invest in shares that trade at a price range more appropriate for a company listed on The NASDAQ Stock Market rather than shares that trade at low, single-digit prices. On __________, 2007, the closing sale price of our common stock on The NASDAQ Stock Market was $____. Our board of directors has approved the Reverse Split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1 with the expectation that the Reverse Split would result in a per-share price in a more appropriate range for a NASDAQ listed company.

In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. Our Board of Directors believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated.

In addition, our Board of Directors believes that the total number of shares of our common stock currently outstanding is disproportionately large relative to our present market capitalization and that a Reverse Split would bring the number of outstanding shares to a level more in line with other enterprise software companies with comparable capitalizations. Moreover, our Board of Directors considered that when the number of outstanding shares of common stock is unreasonably large in relation to a company’s earnings, a significant positive change in net earnings is required to create a noticeable improvement, in absolute terms, in such company’s reported earnings per share levels. If we were to effect a Reverse Split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings per share attributable to the operational efforts of our management.

In evaluating whether or not to authorize the Proposed Amendment, in addition to the considerations described above, our Board of Directors also took into account various negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the price of our common stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split.

Stockholders should recognize that if the Reverse Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by two and one half). While we expect that the Reverse Split will result in an increase in the per share price of our common stock, the Reverse Split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If the Reverse Split is effected and the per share price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, the Reverse Split may not achieve the desired results that have been outlined above.

If we implement the Proposed Amendment and effect the Reverse Split, the number of authorized but unissued shares of our common stock relative to the number of issued shares of our common stock will be increased. Subject to NASDAQ rules on stock issuances, the increased number of authorized but unissued shares of our common stock could be issued by the board of directors without further stockholder approval, which could result in dilution to the holders of our common stock.

Principal Effects of the Proposed Amendment

General

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if effected, will not affect the registration of our common stock under the Exchange Act. Our common stock is currently traded, and following the Reverse Split will continue to be traded, on The NASDAQ Stock Market under the symbol “CHRD”, subject to our continued satisfaction of the NASDAQ listing requirements. As discussed above, we currently are not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because of our failure to file our quarterly report on Form 10-Q for the period ended June 30, 2006. Until such time as we are current in our filings with the Securities and Exchange Commission and therefore in compliance with NASDAQ Marketplace Rule 4310(c)(14) and we remain listed on The NASDAQ Stock Market, we will not effect the Reverse Split.

Number of Shares of Common Stock and Corporate Matters

If approved and implemented, the Proposed Amendment would have the following effects on the number of shares of common stock:

•	each two and one half shares of our common stock owned by a stockholder immediately prior to the Reverse Split would become one share of common stock after the Reverse Split;

•
all outstanding but unexercised options entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options, two-fifths of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Split, at an exercise price equal to two and one half times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split; and

•
the number of shares of our common stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plans will be reduced to two-fifths of the number of shares currently included in such plans.

The Reverse Split will affect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Common stock issued and outstanding pursuant to the Reverse Split will remain fully paid and non-assessable.

Cash Payment in Lieu of Fractional Shares

The Company will not issue fractional certificates for post-Reverse Split shares in connection with the Reverse Split. Instead, our transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time of the Reverse Split at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that it may take several days for our transfer agent to sell all of the aggregated fractional shares of common stock. After completing such sale, stockholders otherwise entitled to receive a fractional share will receive a cash payment from our transfer agent in an amount equal to their pro rata share of the total net proceeds of that sale. The proceeds of such sale will be subject to federal income tax, as described further below in “Certain United States Federal Income Tax Consequences”. In addition, such stockholders will not be entitled to receive interest for the period of time between the effective time of the Reverse Split and the date they receive payment for the cashed-out shares.

The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The Reverse Split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our common stock will be reduced to an amount equal to two-fifths of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our common stock will be increased as a result of the Reverse Split because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the Reverse Split.

Procedure for Effecting Proposed Amendment and Exchange of Stock Certificates

If our stockholders approve the Proposed Amendment and the board of directors determines that the Reverse Split, at a ratio of one to two and one half, continues to be in the best interests of the Company and its stockholders, and provided that our common stock is then listed on The NASDAQ Stock Market, and we are then in compliance with NASDAQ Marketplace Rule 4310(c)(14), our Board of Directors will file the Proposed Amendment effecting the Reverse Split with the Secretary of State of the State of Delaware. The Reverse Split will become effective as of 5:00 p.m. eastern time on the date of filing, which time on such date will be referred to as the “effective time.” Except as described above on page xx under “Cash Payment in Lieu of Fractional Shares,” at the effective time, each two and one half (2.5) shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one (1) share of common stock, subject to the treatment for fractional shares described above, each certificate which, immediately prior to the effective time represented pre-Reverse Split shares, will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

The Company’s transfer agent, Computershare, will act as exchange agent for purposes of implementing the exchange of stock certificates, and is referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-Reverse Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the Reverse Split , and the Company will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-Reverse Split shares as capital assets and will hold the post-Reverse Split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

Exchange Pursuant to Reverse Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split, except to the extent of cash, if any, received in lieu of fractional shares. See “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged therefor, and the holding period of the post-Reverse Split shares will include the holding period of the pre-Reverse Split shares.

Cash in Lieu of Fractional Shares

A holder of pre-Reverse Split shares that receives cash in lieu of a fractional share of post-Reverse Split shares should generally be treated as having received such fractional share pursuant to the Reverse Split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-Reverse Split shares exchanged in the Reverse Split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute long-term capital gain or loss if the holder’s holding period for such pre-Reverse Split shares exceeds one year at the time of the Reverse Split. Deductibility of capital losses by holders is subject to limitations.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of December 1, 2006 by: (i) each director and nominee for director; (ii) each of the named executive officers; and (iii) all of our executive officers and directors as a group. In addition, the table sets forth certain information regarding the ownership of our common stock by all those known by us to be beneficial owners of more than five percent of our common stock as of the dates noted below.

	Beneficial Ownership(1)
	Number of		Percent of
Beneficial Owner	Shares		Total
Five Percent Stockholders:

A. Alex Porter, Paul Orlin, Geoffrey Hulme and Jonathan W. Friedland
(as of 9/30/06)	7,120,975		8.87%
666 5thAvenue, 34thfloor
New York, NY 10103

Institutional Venture Management X, LLC
(as of 5/15/06)	4,500,000		5.60%
3000 Sand Hill Road, Building 2, Suite 290
Menlo Park, CA 94025

Directors, Nominees and Executive Officers:
Steven R. Springsteel	299,165	(2)	*
James D. St. Jean	458,720	(3)	*
Peter S. Norman	77,707	(4)	*
Derek P. Witte	116,665	(5)	*
William J. Raduchel	139,947	(6)	*
David R. Springett	123,957	(7)	*
Charles E. Hoffman	41,457	(8)	*
David A. Weymouth	36,457	(9)	*
Richard G. Stevens	5,208	(10)	*
Samuel T. Spadafora (11)	1,457,118	(12)	1.82%
Stephen P. Kelly (13)	1,007,092	(14)	1.25%
Robert U. Mullen (15)	1,459,314	(16)	1.82%
George A. de Urioste (17)	0		--
All executive officers and directors as a group (15 persons)	5,152,807		6.42%
____________________
*	Less than one percent.

(1)
This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws were applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 80,270,856 shares outstanding on December 1, 2006 adjusted as required by rules promulgated by the SEC.

(2)
Consists of (a) 10,000 shares, (b) 10,000 shares held by two of Mr. Springsteel’s children, and (c) 279,165 shares issuable upon the exercise of outstanding options that are exercisable within sixty days of December 1, 2006.

(3)
Consists of (a) 161,757 shares acquired as part of our purchase of White Spider, Inc. which includes 17,318 shares held by his spouse, and (b) 237,065 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(4)	Consists of 77,707 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(5)	Consists of 116,665 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(6)	Consists of (a) 60,156 shares and (b) 79,791 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(7)	Consists of 123,957 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(8)	Consists of 41,457 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(9)	Consists of 36,457 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(10)	Consists of 5,208 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(11)	Mr. Spadafora resigned as a director and as our chief strategy officer, effective November 30, 2006.

(12)
Consists of (a) 483,977 shares held by the Samuel T. and Cheryl M. Spadafora 1992 Family Trust and (b) 973,141 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(13)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee through May 2, 2006.

(14)
Consists of (a) 438,364 shares, (b) 237,823 shares held by Mr. Kelly’s spouse, (c) 330,905 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(15)
Mr. Mullen resigned as our president, worldwide field operations, effective August 8, 2006 but will remain an employee through December 31, 2006 or such earlier date as he becomes employed by another employer or otherwise elects to leave Chordiant.

(16)	Consists of (a) 934,259 shares and (b) 525,055 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2006.

(17)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee through March 31, 2006.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of Chordiant.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, or contact Steve Polcyn, Director of Investor Relations at 408-517-6100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

FORWARD LOOKING STATEMENTS

This document includes certain estimates and other forward-looking statements, including statements relating to the consummation of the proposed transaction described above. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic conditions and competition. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to and other factors which may be identified from time to time in our SEC filings and other public announcements, including Chordiant’s Form 10-K for the fiscal year ended September 30, 2005, Form 10-Q for the quarterly period ended December 31, 2005 and Form 10-Q for the quarterly period ended March 31, 2006. We assume no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

OTHER BUSINESS

We know of no other matters to be submitted at the special meeting. Inasmuch as matters not known at this time may arise at the special meeting, the submission of the proxy by the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the special meeting.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2007 annual meeting of stockholders must have been received by us no later than the close of business on October 31, 2006 and must otherwise have complied with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be considered for inclusion in the 2007 proxy statement and proxy. Any stockholder proposals which we may receive after that date are not required to be included in our proxy statement and form of proxy for the 2007 annual meeting of stockholders. If the date of our annual meeting changes by more than 30 days from the date of the 2006 annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission public reference rooms. A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 is available without charge from our company website at www.chordiant.com under the heading “Investor Relations.” Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 is also available in print to stockholders without charge and upon request, addressed to Chordiant Software, Inc., 20400 Stevens Creek Blvd., Cupertino, CA 95014, Attention: Secretary.

By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and
Secretary

_________, 2007

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CHORDIANT SOFTWARE, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware (“DGCL”)

Chordiant Software, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Effective at 5:00 p.m. (Eastern Time) on the date of filing with the Secretary of State of the State of Delaware (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the DGCL, each two and one half (2.5) shares of the Corporation’s common stock, $0.001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, $0.001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below . The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. There shall be no fractional shares issued. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to  Computershare  (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.
SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, Chordiant Software, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this day of , 2007.

CHORDIANT SOFTWARE, INC.
By:
Name:
Title:

A-1

CHORDIANT SOFTWARE, INC. 20400 STEVENS CREEK BLVD. CUPERTINO, CA 95014	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chordiant Software, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - [1-800-690-6903]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Chordiant Software, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHRDN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHORDIANT SOFTWARE, INC.

Vote on Proposal
							For	Against	Abstain

1.
To approve a proposed amendment to the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock by a ratio of two and one-half (2.5) to 1, without further approval or authorization of the Company’s stockholders, with the effectiveness of the amendment or the abandonment of such amendment, as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Company’s board of directors.
							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated
☐
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

CHORDIANT SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON __________ __, 2007

The undersigned hereby appoints Steven R. Springsteel, Peter S. Norman and Derek P. Witte and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal offices of Chordiant, 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014 on ________ __, 2007 at 1:00pm., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of Special meeting of Stockholders of Chordiant Software, Inc.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE OTHER SIDE	CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE	SEE OTHER SIDE